As filed with the Securities and Exchange Commission on September 29, 2010

Registration No. 333-169220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inergy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	5960	43-1918951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Brooks Sherman, Jr.

Executive Vice President and Chief Financial Officer

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura L. Ozenberger Senior Vice President, General Counsel and Secretary Inergy, L.P. Two Brush Creek Boulevard Suite 200 Kansas City, Missouri 64112 (816) 842-8181	David P. Oelman Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Steven F. Carman Greg S. Steinberg Husch Blackwell LLP 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 (816) 983-8080	G. Michael O’Leary Gislar Donnenberg Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and the effective time of the merger pursuant to the merger agreement described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-169220) of Inergy, L.P. is being filed solely to amend Item 21 of Part II and the Index to Exhibits and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the preliminary proxy statement/prospectus constituting Part I or Items 20 or 22 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary proxy statement/prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Inergy, L.P.

The section of the prospectus entitled “The Amended and Restated Partnership Agreement of Inergy—Indemnification” is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever subject to such standards and restrictions as are set forth in its partnership agreement.

Inergy GP, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Inergy GP, LLC, the managing general partner of Inergy, L.P. (“Inergy GP”), provides that Inergy GP will, to the extent deemed advisable by Inergy GP’s board of directors, indemnify any person who is or was an officer or director of Inergy GP, the record holder of Inergy GP’s voting shares, and any person who is or was an officer, director or affiliate of the record holder of Inergy GP’s voting shares, from liabilities arising by reason of such person’s status, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in, or not opposed to, the best interests of Inergy GP and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts. Officers and directors of Inergy GP are also indemnified by Inergy, L.P.

Item 21.	Exhibits and Financial Statement Schedules

(a) See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-4, which Index to Exhibits is incorporated herein by reference.

(b) All financial statement schedules have been omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and

Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(h) That every prospectus (i) that is filed pursuant to paragraph (e) above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 29th day of September, 2010.

By:	/s/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 29th day of September, 2010.

Signature	Title

*	President,
John J. Sherman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ R. BROOKS SHERMAN, JR.	Executive Vice President and Chief Financial Officer
R. Brooks Sherman, Jr.	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Phillip L. Elbert

*	Director
Warren H. Gfeller

*	Director
Arthur B. Krause

*	Director
Robert D. Taylor

*By:	/s/ R. BROOKS SHERMAN, JR.
R. Brooks Sherman, Jr. Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010, by and among Inergy, L.P., Inergy GP, LLC, Inergy Holdings, L.P., Inergy Holdings GP, LLC, NRGP Limited Partner, LLC and NRGP MS, LLC (included as Annex A to the Proxy Statement/Prospectus in Part I of this Registration Statement).

3.1*	Form of Third Amended and Restated Agreement of Limited Partnership of Inergy, L.P. (included as Annex B to the Proxy Statement/Prospectus in Part I of this Registration Statement).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

8.2	Opinion of Andrews Kurth LLP as to certain tax matters.

10.1*	Support Agreement, dated as of August 7, 2010, by and among Inergy, L.P. and John S. Sherman, Phillip L. Elbert, R. Brooks Sherman, Jr., Andrew L. Atterbury, William C. Gautreaux and Carl A. Hughes (included as Annex C to the Proxy Statement/Prospectus in Part I of this Registration Statement).

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Ernst & Young LLP

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1 hereto).

23.5	Consent of Andrews Kurth LLP (contained in Exhibit 8.2 hereto).

23.6*	Consent of Rothstein, Kass & Company, P.C.

24.1*	Power of Attorney (included in the signature page to the initial filing of this Registration Statement).

99.1*	Consent of Tudor, Pickering, Holt & Co. Securities, Inc.

99.2*	Form of Proxy for Holders of Inergy Holdings, L.P. Common Units.

*	Previously filed.